Exhibit 99.1

Expion360 Announces Leadership Transition with Planned Retirement of Co-Founder John Yozamp

New Organizational Structure Builds on Co-Founder’s Success and Positions Company for Next Phase of Growth Cycle

REDMOND, OR. -- December 28, 2023 -- Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, today announced that its Chief Business Development Officer, Co-Founder, and former Chief Executive Officer, John Yozamp, will retire from his current role and transition to a new role as an independent sales representative for the Company on January 1, 2024, following a series of internal changes to management and the Board of Directors implemented this year.

In January 2023, Brian Schaffner was appointed Chief Executive Officer, succeeding company Co-Founder John Yozamp who assumed the new position of Chief Business Development Officer. Company Co-Founder, Director and Chief Operating Officer, Paul Shoun, was appointed to the positions of President and Chairman of the Board.

John Yozamp commented, “Over the last year, Brian and Paul have led the Company to a new level of performance and innovation with new partnerships, OEM strategic supply agreements and expanded sales and distribution partnerships that have further broadened our market opportunities in new and existing verticals. As I now continue in my transition to my new role as an independent sales representative, and as the Company’s largest shareholder, I remain confident that the management team in place are the best executives to guide Expion360 into the future. I look forward to continuing to build customer and partner relationships in my new role, while allowing more time to focus on my health and family.”

Brian Schaffner, Chief Executive Officer of Expion360, added, “We thank John for his tenure and achievements as Co-Founder, Chief Executive Officer, and most recently, as Chief Business Development Officer. He has been instrumental in positioning Expion360 as an industry leader with national distribution and penetration of our innovative premium lithium iron phosphate (LiFePO4) products that have led to record growth. We look forward to his contributions as an independent sales representative, where he will continue to play an important role in shaping the future of Expion360 by identifying new growth opportunities and fostering strategic partnerships. His expertise and relationships will continue to expand our reach for products, including our new all-in-one and scalable lithium-ion battery solutions for the home energy storage market.”

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development. The Company’s lithium batteries feature half the weight of standard lead-acid batteries while delivering three times the power and 10 times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other Li-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 Li-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the Company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Examples of such forward-looking statements include statements regarding the Company’s expectations regarding its business strategies and plans and our expected growth trajectory. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us